ROGER C. STEININGER Ph.D, CPG

Consent and Certificate

of Professional (Qualified Person)

British Columbia Securities Commission Pacific Centre 12th Floor, 701 West Georgia Street Vancouver, British Columbia CANADA V7Y 1L2 Attention: Corporate Finance	The TSX Venture Exchange Suite 2700 – 650 West Georgia Street Vancouver, British Columbia CANADA V6B 4N9 Attention: Corporate Finance
Alberta Securities Commission 4 th Floor, 300 – 5th Avenue S.W. Calgary, Alberta CANADA T2P 3C4 Attention: Corporate Finance	International Tower Hill Mines Ltd. Suite 1901 – 1177 West Hastings Street Vancouver, British Columbia CANADA V6E 2K3

Re:  International Tower Hill Mines Ltd. (the “Issuer”)

I, Roger C. Steininger, Ph.D, CPG (AIPG) #7417, of 3401 San Mateo Avenue, Reno, Nevada, U.S.A. 89509-5091, have prepared, and am the author of, all sections and/or parts of the report entitled “Summary Report on the North Bullfrog Project and Resource at Mayflower, Bullfrog Mining District, Nye County, Nevada” dated August 25, 2008 (the “Report”), other than section 17 thereof.

1.

I hereby consent to:

(a)

the public filing of the Report on SEDAR and in the public files of the Securities Commissions of British Columbia and Alberta and with the TSX Venture Exchange;

(b)

the use of and reliance upon the Report in connection with the disclosure in:

(i)

the Issuer’s Press Release to be dated on or about September 2, 2008,

(ii)

the Issuer’s Material Change Report to be dated on or about September 2, 2008, and

(iii)

the Issuer’s Annual Information Form dated August 25, 2008,

(collectively, the “Disclosures”) and for any and all required regulatory filings, acceptances or approvals in connection with the use of, and reference to, the Mineral Resource Estimate for the “Mayflower” Property, Nevada as set out in the Report (including any subsequent press releases and material change reports; and

(c)

the inclusion of extracts from, or a summary of, the Report in the Disclosures.

2.

I hereby consent to the use of my name “Roger C. Steininger” in the Disclosures and in any subsequent press releases or material change reports in reference to the Report.

3.

I hereby certify that I have read the Disclosures and that the Disclosures fairly and accurately represent the information contained in the Report.

Dated this 26th day of August, 2008

(signed)  Roger Steininger

Roger C. Steininger, Ph.D, CPG (AIPG) #7417.